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                                                                   EXHIBIT 10.23


             FIRST AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT

         This First Amendment to Manufacturing and Supply Agreement (the "First Amendment") is effective as of the 13th day of May, 2004 between aaiPharma Inc. ("AAI") and Mikart, Inc. ("Manufacturer").

         WHEREAS, AAI and Manufacturer entered into that certain Manufacturing and Supply Agreement dated July 16, 2003 (the "Supply Agreement").

         WHEREAS, Section 15.5 of the Supply Agreement provides that the Supply Agreement may only be amended by a written instrument executed by each Party to the Supply Agreement.

         WHEREAS, AAI and Manufacturer now wish to amend the Supply Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, AAI and Manufacturer hereby agree to amend the Supply Agreement as follows:

         1. Capitalized terms not otherwise defined herein will have the meaning given to them in the Supply Agreement.

         2. Section 7.3 of the Supply Agreement shall be amended and restated in its entirety as follows:

         "7.3 Minimum Purchase Obligation. AAI will use commercially reasonable efforts to promote the Product or "Substitute Products" (as hereinafter defined), if any, during the first three (3) Contract Years. Notwithstanding anything to the contrary contained in this Supply Agreement, during the period beginning on the Supply Start Date and ending as of the end of the third (3rd) Contract Year, AAI shall be obligated to purchase from Manufacturer an aggregate of Two Million Five Hundred Thousand (2,500,000) "Units" (as hereinafter defined) of Product and/or any other product that the Parties mutually agree that Manufacturer will manufacture for AAI pursuant to terms (including, without limitation, market pricing) that are mutually agreeable to both Parties ("Substitute Product"). For purposes hereof, a "Unit" of Product shall mean a one hundred (100) count bottle of Product or such other presentation that the Parties may mutually agree upon, and a "Unit" of Substitute Product shall mean the presentation mutually agreed upon by the Parties (e.g., the size of bottle). For purposes of clarity, AAI may meet its minimum purchase obligation under this
         Section 7.3 by purchasing any combination of quantities of Product and Substitute Product (e.g., 1,500,000 Units of Product and 1,000,000 Units of Substitute Product). Notwithstanding anything else contained herein to the contrary, in the event AAI fails to meet its minimum purchase obligation set forth in this Section 7.3 for any reason other than a breach of this Agreement by Manufacturer or a force majeure, AAI shall pay to


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         Manufacturer an amount equal to the number of one hundred (100) count bottles of Product by which AAI failed to meets its minimum purchase obligation under this Section 7.3 multiplied by the Purchase Price set forth in Section 8.1 hereof. Manufacturer and AAI acknowledge and agree that nothing contained in this Section 7.3 shall be construed in any way to relieve AAI of its minimum purchase obligation under this
         Section 7.3."

         3. This First Amendment modifies the Supply Agreement solely to the extent provided herein and in all other respects the Supply Agreement shall remain in full force and effect and Manufacturer shall retain all rights and remedies available to it thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                        "Manufacturer"

                                        Mikart, Inc.


                                        By:    /s/ Miguel I. Arteche
                                            ------------------------------------
                                        Name:  Miguel I. Arteche
                                        Title: President and CEO



                                        "AAI"

                                        aaiPharma Inc.


                                        By:    /s/ Fred Sancilio
                                            ------------------------------------
                                        Name:  Fred Sancilio
                                        Title: President/Chief Executive Officer